Exhibit 99.3
Neustar Enters Into a Definitive Agreement to Acquire
Evolving Systems’ Numbering Solutions Assets
Furthers Neustar’s Vision for a Connected World;
Expands Capabilities to Meet Customers’ Need for Operational Efficiencies
STERLING, Va., April 21, 2011 — Neustar, Inc. (NYSE: NSR), a provider of market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world, today announced that it has entered into a definitive agreement to acquire the assets and certain liabilities of the Numbering Solutions business from Evolving Systems, Inc. (NASDAQ: EVOL). Under the terms of the agreement, Neustar will pay approximately $39.0 million in cash.
The acquisition of Evolving Systems’ Numbering Solutions business furthers Neustar’s long-term initiative to simplify operators’ OSS architectures by mitigating cost and complexity, while making the evolution to next-generation networks more efficient, manageable, and flexible to meet the increasingly complex needs of end-users. The industry’s continual evolution and the rapid proliferation of IP-enabled devices magnify the critical importance and complexity of OSS architectures, which underscore the significance of this acquisition.
“The profound change underway in the telecommunications industry is creating significant challenges and opportunities. Neustar sits at the intersection of this transformation, delivering proven solutions and services to help our customers get the most out of their communication networks,” said Lisa Hook, Neustar’s President and Chief Executive Officer. “Neustar is raising the bar for the industry by integrating the Evolving Systems capabilities to create a dynamic new number management paradigm. This combination extends the breadth of Neustar’s Carrier Services portfolio, providing a strong foundation for our customers to meet their current needs and allowing them to harness the power of IP into the future.”
Neustar’s Carrier Services solutions provide operators with a simple, cost-effective way to eliminate the complexity of telephone number and service management. Operators will now be able to harness these solutions through either a locally deployed or hosted model. The enhanced solutions are ideal for operators that need to manage traditional telephony numbering services while supporting existing and next-generation infrastructures. It combines the proven experience of industry leaders with service innovation, resulting in simplified operations, reduced operational costs, and investment protection.

Key Benefits:
•	Enhanced Order Management and Inventory Services
o	Provides a comprehensive range of number portability and number inventory systems.

o	Delivers robust management for the growth in telephony and other services associated with connected devices.
•	Flexible Business and Operational Model
o	Enables new business and operational models leveraging best-of-breed solutions based on either locally deployed model or hosted service offerings.
•	Improved Operational Efficiency
o	Enables operators to streamline their OSS environments reducing the associated complexity and costs.
•	Migration to IP Services
o	Provides the ability to blend next-generation services as market needs evolve, while at the same time leveraging existing investments in systems and infrastructure.
Upon the close of the acquisition, certain assets of the Number Solutions business of Evolving Systems will become part of Neustar’s Carrier Services operating segment. The acquisition, which is subject to customary closing conditions including the affirmative vote of a majority of Evolving Systems’ stockholders, is expected to close within 120 days of signing.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements in this press release regarding NeuStar, Inc.’s proposed acquisition of the Numbering Solutions business of Evolving Systems, Inc., including, without limitation, benefits and synergies of the acquisition, and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.
Contact Info:

Investor Relations Contact	Media Contact
Brandon Pugh	Allen Goldberg
(571) 434-5659	(202) 368-4670
brandon.pugh@neustar.biz	allen.goldberg@neustar.biz